UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Amendment No. 3 to the Private Shelf Agreement

On March 24, 2016, Hillenbrand, Inc. (the “Company”) and the additional parties thereto entered into an amendment (the “Third Amendment”) to the Private Shelf Agreement, dated as of December 6, 2012 (as amended, the “Note Agreement”), by and among the Company and PGIM, Inc. (f/k/a Prudential Investment Management, Inc.) and each Prudential Affiliate (as defined in the Note Agreement). The Third Amendment extends the maturity date of the Note Agreement to March 24, 2019, and increases the aggregate principal amount available under the private shelf facility from $150,000,000 to $200,000,000.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of Amendment No. 3 to the Private Shelf Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 3 to the Private Shelf Agreement dated as of March 24, 2016, by and among Hillenbrand, Inc. and the additional parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 30, 2016	HILLENBRAND, INC.

	BY:	/s/ Nicholas R. Farrell
Nicholas R. Farrell
Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 3 to the Private Shelf Agreement dated as of March 24, 2016, by and among Hillenbrand, Inc. and the additional parties thereto.